EXHIBIT 32.2

The following certification accompanies North Bay Bancorp’s Quarterly Report on Form 10-Q and is not filed as provided in SEC Release Nos.  33-8212, 34-47551 and IC 25967, dated March 21, 2003.

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q  of North Bay Bancorp for the quarter ended June 30, 2006, I, Michael W. Wengel, Execcutive Vice President and Chief Financial Officer of North Bay Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

such Quarterly Report on Form 10-Q of North Bay Bancorp for the quarter ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in such Quarterly Report on Form 10-Q  of North Bay Bancorp for the quarter ended June 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of North Bay Bancorp.

Dated:  August 8, 2006

/s/ Michael W. Wengel
Michael W. Wengel
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)